EXHIBIT 11

                                                                     Page 1 of 2
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TII INDUSTRIES, INC AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS
                                                                Three Months     Nine Months
                                                                   Ended            Ended
                                                               March 29, 1996   March 29, 1996
                                                               --------------   --------------
PRIMARY EARNINGS PER SHARE

Weighted Average of Common Stock
        Beginning of period (shares)
        Common Stock outstanding                                   7,097,000         5,479,000
        Class B Common Stock                                            --             370,000
                                                                 -----------       -----------
                                                                   7,097,000         5,849,000


        Issuance of common stock                                     210,000         1,157,000
                                                                 -----------       -----------
                                                                   7,307,000         7,006,000
Common Stock Equivalents
        Options and warrants                                         586,000           749,000

Preferred Stock
        Preferred Stock, Series A
        convertible at $6.25                                            --             106,000
                                                                 -----------       -----------
                                                                   7,893,000         7,861,000



Primary Earnings Per Share Computation
        Net profit                                               $ 1,781,000       $ 3,115,000



                                                                 -----------       -----------
                                                                 $ 1,781,000       $ 3,115,000

        Adjusted Net profit / weighted average of common stock
        $1,781,000/7,893,000 and $3,115,000/7,861,000           $      0.23       $      0.40
                                                                 ===========       ===========

Memo:  Market price at end of period                             $      6.38       $      6.38
                                                                 ===========       ===========

                 Average market price for the period             $      7.44       $      7.97
                                                                 ===========       ===========


                                                                    EXHIBIT 11

                                                                     Page 2 of 2

TII INDUSTRIES, INC AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS
                                                                Three Months     Nine Months
                                                                   Ended            Ended
                                                               March 29, 1996   March 29, 1996
FULLY DILUTED EARNINGS PER SHARE                               --------------   --------------


        Weighted average of Common Stock outstanding               7,307,000         7,006,000
        Incremental shares from options and warrants                 586,000           785,000
        Preferred stock conversion                                      --             106,000
        OPIC loan                                                    300,000           300,000
                                                                 -----------       -----------
                                                                   8,193,000         8,197,000
                                                                 ===========       ===========

Fully Diluted Earnings Per Share Computation

        Net profit                                               $ 1,800,000       $ 3,172,000
                                                                 ===========       ===========


        Adjusted net profit / weighted average of common stock
        $1,800,000/8,193,000 and $3,172,000/8,197,000           $      0.22       $       0.39
                                                                 ===========       ===========
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